UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2025

Orange County Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40711	26-1135778
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

212 Dolson Avenue, Middletown, New York	10940
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 341-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25	OBT	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 3, 2025, Orange County Bancorp, Inc. (the “Company”) and Orange Bank & Trust Company (the “Bank”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Sandler & Co., as representative of the underwriters named therein (the “Underwriters”). Pursuant to the terms of the Underwriting Agreement, the Company agreed to issue and sell, and the Underwriters agreed to purchase, subject to and on the conditions set forth therein, 1,720,430 shares of the Company’s common stock, par value $0.25 per share (“Common Stock”), in a registered public offering pursuant to an effective shelf registration statement on Form S-3 (File No. 333-280793) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission (the “Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 258,064 shares of Common Stock. The Offering is expected to close on June 5, 2025.

The net proceeds from the Offering to the Company is estimated to be approximately $37.5 million, after deducting underwriting discounts and commissions and estimated offering expenses. The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Bank, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is included as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Offering, the legal opinion as to the legality of the Common Stock sold in this Offering is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Item 7.01	Regulation FD Disclosure

On June 3, 2025, the Company issued a press release announcing the launch of the Offering. A copy of the press release is furnished in this Current Report on 8-K, pursuant to this Item 7.01, as Exhibit 99.1, and is incorporated herein by reference.

On June 3, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished in this Current Report on 8-K, pursuant to this Item 7.01, as Exhibit 99.2, and is incorporated herein by reference.

This Current Report on Form 8-K and the information included below and furnished as exhibits hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be incorporated by reference into a filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions: None.

(d)	Exhibits.
	1.1	Underwriting Agreement, dated as of June 3, 2025, by and among Orange County Bancorp, Inc., Orange Bank & Trust Company and Piper Sandler & Co., as representative of the underwriters named therein.
	5.1	Opinion of Luse Gorman, PC
	23.1	Consent of Luse Gorman, PC (included in Exhibit 5.1)
	99.1	Press Release dated June 3, 2025
	99.2	Press Release dated June 3, 2025
	104	The cover page from the Company’s Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORANGE COUNTY BANCORP, INC.

DATE: June 4, 2025	By:	/s/ Michael Lesler
Michael Lesler
Executive Vice President and Chief Financial Officer